Exhibit 4.2
[Face of Note]
     [Insert the Global Note Legend, if applicable, pursuant to the provisions of the Indenture]
     [Insert the Private Placement Legend, if applicable, pursuant to the provisions of the Indenture]
     [Insert the Regulation S Legend, if applicable, pursuant to the provisions of the Indenture]
     [Insert the OID Legend, if applicable, pursuant to the provisions of the Indenture]

1

CUSIP [                    ]
ISIN [                              ]1
[RULE 144A][REGULATION S][IAI] GLOBAL NOTE
9.500% Senior Secured Second Lien Notes due 2013

No.	[$ ]
TERREMARK WORLDWIDE, INC.
promises to pay to CEDE & CO. or registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [of                                          United States Dollars] on November 15, 2013.
Interest Payment Dates: May 15 and November 15
Record Dates: May 1 and November 1
     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

2

          IN WITNESS WHEREOF, the Company has caused this Second Lien Note to be signed manually or by facsimile by its duly authorized officers.

TERREMARK WORLDWIDE, INC.
By:
Name:
Title:

By:
Name:
Title:

(Second Lien Trustee’s Certificate of Authentication)
This is one of the 9.500% Senior Secured Second Lien Notes due 2013 described in the within-mentioned Indenture.
Dated: November 16, 2010
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
as Second Lien Trustee

By:
Authorized Signatory

TERREMARK WORLDWIDE, INC.
9.500% Senior Secured Second Lien Notes due 2013
          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
     1. Interest. The Company promises to pay interest on the principal amount of this Second Lien Note at 9.500% per annum from the date hereof until maturity and shall pay the Additional Interest, if any, payable pursuant to Section 6 of the Registration Rights Agreement referred to below. The Company shall pay interest and Additional Interest, if any, semi-annually in arrears on May 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the Second Lien Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that if there is no existing Default in the payment of interest, and if this Second Lien Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be May 15, 2011. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the interest rate on the Second Lien Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.
     2. Method of Payment. The Company shall pay interest on the Second Lien Notes (except defaulted interest) and Additional Interest, if any, to the Persons who are registered Holders of Second Lien Notes at the close of business on the record date immediately preceding the Interest Payment Date, even if such Second Lien Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. The Second Lien Notes shall be payable as to principal, premium and Additional Interest, if any, and interest at the office or agency of the Company maintained for such purpose or, at the option of the Company, payment of interest and Additional Interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest, premium and Additional Interest, if any, on, all Global Notes and to any Holder of Second Lien Notes which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.
     3. Paying Agent and Registrar. Initially, the Second Lien Trustee under the Indenture shall act as Paying Agent and Registrar. The Company may change any Paying Agent or

Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.
     4. Indenture. The Company issued the Second Lien Notes under an Indenture dated as of November 16, 2010 (“Indenture”) among the Company, the Guarantors and the Second Lien Trustee. The terms of the Second Lien Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The Second Lien Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Second Lien Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Indenture pursuant to which this Second Lien Note is issued provides that an unlimited aggregate principal amount of Additional Second Lien Notes may be issued thereunder.
     5. Optional Redemption. The Company may redeem all or a part of the Second Lien Notes on any one or more occasions, at the redemption prices (expressed as percentages of principal amount of the Second Lien Notes to be redeemed) set forth below plus accrued and unpaid interest (and Additional Interest, if any) on the Second Lien Notes redeemed, to the applicable redemption date (subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during:

Year	Percentage
Issue Date through and including May 15, 2011	104.000%
May 16, 2011 through and including May 15, 2012	102.000%
May 16, 2012 and thereafter	100.000%
     6. Repurchase at Option of Holder. (a) If a Change of Control occurs, each Holder of the Second Lien Notes shall have the right to require the Issuer to repurchase all or any part (equal to $2,000 or in integral multiples of $1,000 in excess thereof) of that Holder’s Second Lien Notes (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to not less than 101.000% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase, subject to the right of Holders of the Second Lien Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date (the “Change of Control Payment Date,” which date will be no earlier than the date of such Change of Control). The Change of Control Offer shall be made in accordance with Section 4.14 of the Indenture.
          (b) In accordance with Section 4.10 of the Indenture, the Issuer will be required to offer to purchase the Second Lien Notes upon certain asset sales.
     7. Denominations, Transfer, Exchange. The Second Lien Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Second Lien Notes may be registered and Second Lien Notes may be exchanged as provided in the Indenture. The Registrar and the Second Lien Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Second Lien Note selected for redemption. Also, the Company is not required to transfer or exchange any Second Lien Note for a period of 15 days before a selection of Second Lien Notes to be redeemed. Transfer may be restricted as provided in the Indenture.
     8. Persons Deemed Owners. The registered Holder of a Second Lien Note shall be treated as its owner for all purposes.
     9. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Second Lien Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Second Lien Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Second Lien Notes), and, subject to Sections 6.04 and 6.07 of the Indenture, any existing Default or Event of Default or compliance with any provision of the Indenture or the Second Lien Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Second Lien Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Second Lien Notes). Without the consent of any Holder of a Second Lien Note, the Indenture or the Second Lien Notes may be amended or supplemented to, among other things, cure any ambiguity, defect or inconsistency, or to make any change that does not adversely affect the legal rights under the Indenture of any such Holder.
     10. Defaults and Remedies. In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, any of its Significant Subsidiaries or any of its Restricted Subsidiaries that together constitute a Significant Subsidiary, all outstanding Second Lien Notes shall become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Second Lien Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Second Lien Notes may declare all the Second Lien Notes to be due and payable immediately by notice in writing to the Company specifying the Event of Default. Holders of the Second Lien Notes may not enforce the Indenture or the Second Lien Notes except as provided in the Indenture and the Security Documents. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Second Lien Notes may direct the Second Lien Trustee in its exercise of any trust or power. The Second Lien Trustee may withhold from Holders of the Second Lien Notes notice of any Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, interest or Additional Interest, if any) if it determines that withholding notice is in their interest. Holders of a majority in aggregate principal amount of the Second Lien Notes then outstanding by notice to the Second Lien Trustee may, on behalf of the Holders of all of the Second Lien Notes, rescind and annul a declaration of acceleration pursuant to Section 6.02 of the Indenture, and its consequences, and waive any related existing Default or Event of Default (except a continuing Default or Event of Default in the payment of interest or Additional Interest, if any, premium, if any, or on the principal of the Second Lien Notes) if certain conditions are satisfied.
     11. Second Lien Trustee Dealings with Company. The Second Lien Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Second Lien Trustee.

     12. No Recourse Against Others. No director, officer, employee, incorporator, stockholder, member, manager or partner of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Second Lien Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Second Lien Notes by accepting a Second Lien Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Second Lien Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
     13. Authentication. This Second Lien Note shall not be valid until authenticated by the manual signature of the Second Lien Trustee or an authenticating agent.
     14. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement dated as of November 16, 2010, between the Company, the Guarantors and the parties named on the signature pages thereof or, in the case of Additional Second Lien Notes, Holders of Restricted Global Notes and Restricted Definitive Notes shall have the rights set forth in one or more registration rights agreements, if any, between the Company, the Guarantors and the other parties thereto, relating to rights given by the Company and the Guarantors to the purchasers of Additional Second Lien Notes (the “Registration Rights Agreement”).
     15. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Second Lien Notes and the Second Lien Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Second Lien Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
     16. Guarantee. The Company’s obligations under the Second Lien Notes are fully and unconditionally guaranteed, jointly and severally, by the Guarantors.
     17. Collateral. The obligations of the Company and the Guarantors under the Indenture, the Second Lien Notes and the Note Guarantees are secured by a Lien on the Collateral pursuant to the Security Documents.
     18. Copies of Documents. The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:
                Terremark Worldwide, Inc.
                One Biscayne Tower
                2 South Biscayne Blvd., Suite 2800
                Miami, FL 33131
                Attn: Chief Legal Officer

Assignment Form
          To assign this Second Lien Note, fill in the form below:

(I) or (we) assign and transfer this Second Lien Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint
to transfer this Second Lien Note on the books of the Company. The agent may substitute another to act for him.
Date:

Your Signature:
(Sign exactly as your name appears on the face of this Second Lien Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Second Lien Trustee).

OPTION OF HOLDER TO ELECT PURCHASE
          If you want to elect to have this Second Lien Note purchased by the Company pursuant to Section 4.10 or 4.14 of the Indenture, check the appropriate box below:
☐ Section 4.10                  ☐ Section 4.14
          If you want to elect to have only part of the Second Lien Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:
$
Date:
Your Signature:
(Sign exactly as your name appears on the face of this Second Lien Note)
Tax Identification No.:
Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Second Lien Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE
          The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

			Principal Amount at	Signature of
	Amount of Decrease in	Amount of Increase in	Maturity	Authorized Officer
	Principal Amount at	Principal Amount at	of this Global Note	of Second Lien
	Maturity	Maturity	Following such	Trustee or
Date of Exchange	of this Global Note	of this Global Note	decrease (or increase)	Note Custodian